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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                  MAY 16, 2003


                              DIOMED HOLDINGS, INC.



            DELAWARE                   000-32045             84-140636
    (State or other jurisdiction    (Commission             (IRS Employer
          of incorporation)          File Number)         Identification No.)

                       1 DUNDEE PARK
                         ANDOVER, MA                        01810
             (Address of Principal Executive Offices)     (Zip Code)

       Registrant's telephone number, including area code:  (978-475-7771)




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ITEM 5.     OTHER EVENTS AND REGULATION FD DISCLOSURE.

     Attached as Exhibit 99.1 is a press release issued May 7, 2003, announcing the consummation of an exchange transaction modifying the terms of the Company's December 27, 2002 $2.0 million interim financing and the simultaneous consummation of a $1.2 million interim financing.

     Attached as Exhibit 99.2 is a conformed copy of the agreements and other documentation setting forth the terms and conditions of the May 7, 2003 transactions.

     The May 7, 2003 transactions are summarized below. Reference is made to the documents in Exhibit 99.2 for the complete terms and conditions of these transactions.

     On May 7, 2003 we entered into certain transactions with three of our directors and four of our existing securityholders. One of these existing securityholders, Gibralt US, Inc., was, together with its affiliates, the beneficial owner of approximately 6.6% of our outstanding shares prior to these transactions. Gibralt US is an affiliate of one of our directors, Samuel Belzberg. As part of these transactions, we issued to these directors and securityholders preferred shares convertible into 30,138,792 shares of our Common Stock, representing in the aggregate approximately 50.36% of our Common Stock and common stock equivalents outstanding after the transactions. These transactions increased to approximately 41% the percentage of our shares that Gibralt US beneficially owns.

     The securityholders exchanged both their contractual rights to convert into shares of Common Stock the $2,000,000 principal amount of notes that they purchased from us in December 2002 and their warrants to purchase 8,333,333 shares of Common Stock that they purchased together with the notes, all for 27,117,240 of the common share equivalents that we issued. We issued the remaining 3,021,552 common share equivalents on May 7, 2003 as part of an interim financing in which Gibralt US and two of our directors, James A. Wylie, Jr. and Peter Norris, committed to provide financing of up to $1,200,000 in the form of short-term secured notes.

     By way of background, in December 2002, we had issued $2,000,000 in aggregate principal amount of short term convertible secured notes and warrants to purchase 8,333,333 shares of Common Stock to Gibralt US. In March 2003 Gibralt US transferred $500,000 in aggregate principal amount of the notes and 2,083,334 of the warrants to unaffiliated third parties.

     During the first quarter of 2003, it became clear that the successful operation of the Company would require additional working capital. In April 2003 we began discussions with Gibralt US with a view to its providing early in the quarter interim financing in addition to that it had provided in December 2002. We also began to consider a subsequent financing expected to begin later in the quarter that would address our longer term capital needs. In late April we elected to obtain up to $1,200,000 of interim financing from Gibralt and two of our directors. At the same time we proposed a restructuring of the securities issued in December 2002 to improve our access to the financial markets and enhance the likelihood of a subsequent financing. Therefore, we offered to repurchase from the December 2002 securityholders certain of their rights that, in light of current market conditions, might make it more difficult to successfully complete a subsequent financing in the current market.

     Using the Black Scholes valuation methodology, we calculated the monetary value of the rights of holders of our December 2002 notes to convert their notes into shares of our Common Stock and the monetary value of the Common Stock purchase warrants that we issued in December 2002 in connection with the notes. We further engaged a professional valuation firm to provide a professional opinion as to the valuations that we had utilized. The price per share that we employed to calculate the number of shares to equal to the monetary value of the rights that the securityholders would be surrendering was the presumed price per share of our Common Stock after giving effect to the issuance of those shares.

     If we do not complete our contemplated subsequent financing by June 30, 2003, or if our common stockholders do not approve the issuance of the Common Stock underlying the common share equivalents we issued in the exchange transactions, and the interim financing, the December 2002 securityholders may elect to rescind the exchange transaction, in which event we will reissue the 8,333,333 warrants originally issued on December 27, 2002, replace the Class C Notes with Class A Secured Notes due 2004 in the aggregate principal amount of $2,000,000, and cancel the 27,117,240 common stock equivalents issued to them on May 7, 2003.

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     The lenders in our May 2003 interim financing have the right to participate in our contemplated subsequent financing. Their participation rights require that if they elect to participate in this contemplated financing, they will do so on the same terms and conditions as the investors that participate in the contemplated financing by redeeming their notes upon our completion of the contemplated financing on an equivalent basis into the securities that we sell in that financing. In determining the price at which we sold our notes to our lenders in May 2003, an independent committee of our board of directors considered the added risk that the lenders would be accepting in light of the uncertainty of the completion of the contemplated financing. The notes issued to Gibralt US and the other securityholders in December 2002 provided that the noteholders had the right to participate in the next following financing of the Company at a discount of 20% to the price to be paid by investors in that next financing. Using this discount factor, among other things, as a benchmark for arriving at a value for the risk that our interim financing lenders would be assuming, based upon the lenders' commitments to fund $1,200,000 of interim financing, the independent committee authorized the issuance to the lenders of preferred shares convertible into 3,021,552 shares of our Common Stock, allocated according to the lenders' respective loan commitments to the Company.

     Although we have closed the exchange transaction and the interim financing, we are in discussions with the holders of the December 2002 notes and the holders of the May 2003 notes regarding further modifications that may be necessary to commence the contemplated financing.

     By way of background, in December 2002, we had issued $2,000,000 in aggregate principal amount of short term convertible secured notes and warrants to purchase 8,333,333 shares of Common Stock to Gibralt US. In March 2003 Gibralt US transferred $500,000 in aggregate principal amount of the notes and 2,083,334 of the warrants to unaffiliated third parties.

     During the first quarter of 2003, it became clear that the successful operations of the company would require additional working capital. In April 2003 we began discussions with Gibralt US with a view to its providing early in the quarter interim financing in addition to that it had provided in December 2002. We also began to consider a subsequent financing expected to begin later


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ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)

Exhibit No.                    Description of Exhibit
-----------                    ----------------------

99.1 Press  Release  Regarding  Exchange  Transaction  and  Interim  Financing

99.2 Documentation Effecting Interim Financing and Exchange Transaction, consisting of: Secured Loan Agreement, Form of Class D Secured Notes, Certificate of Designations for Class D Convertible Preferred Stock, Exchange Agreement, Form of Class C Secured Notes, Certificate of Designations of Class C Convertible Preferred Stock, Amended and Restated Registration Rights Agreement, Amended and Restated Security Agreement,
     Amended  and  Restated  Pledge  Agreement  and  Legal  Opinion

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.


                              DIOMED  HOLDINGS,  INC.
                              (Registrant)



Date:   May 16, 2003          By:     /s/  James A. Wylie, Jr.
                              Name:  James  A.  Wylie,  Jr.
                              Title:  President  and  Chief  Executive  Officer



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